Exhibit 10.1

DIRECTOR RESOLUTIONS
OF
PETRICHOR CORP.
 (the “Company”)
WHEREAS:
A.	Chun-Hao Chang desires to appoint Mei-Chun Lin as Chief Financial Officer of the Company and as a director of the Company.
B.	Mei-Chun Lin has consented to act as Chief Financial Officer of the Company and as a director of the Company.

BE IT RESOLVED THAT:
1.	Chun-Hao Chang, has appointed Mei-Chun Lin as Chief Financial Officer of the Company and a director of the Company.
2.	Mei-Chun Lin has consented to act as Chief Financial Officer of the Company and as a director of the Company.
Effective date: May 2, 2016

/s/ Chun-Hao Chang________
Chun-Hao Chang

/s/ Mei-Chun Lin___________
Mei-Chun Lin